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                                                                 EXHIBIT 23.1

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No.1 on Form S-3 No. 333-123221) and related Prospectus of Xenonics Holdings, Inc. for the registration of 1,436,200 shares of its common stock and to the incorporation by reference therein of our report dated January 14, 2004 (except for Note 2 - Earnings Per Common Share and Restated Per Share Amounts - as to which the date is December 24, 2004) with respect to the consolidated statements of operations, changes in shareholders' equity (deficit) and cash flows of Xenonics Holdings, Inc. for the nine-month period ended September 30, 2003 included in its Annual Report on Form 10-KSB for the year ended September 30, 2004 and filed with the Securities and Exchange Commission.

                                /s/ Windes & McClaughry Accountancy Corporation

Long Beach, California
September 22, 2005